Exhibit 99.2

Floor & Decor To Acquire Spartan Surfaces

This investor presentation (“Investor Presentation”) is for informational purposes and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any securities of Floor & Decor Holdings, Inc. (“F&D”). This presentation includes statements relating to F&D’s acquisition of Spartan Surfaces and F&D’s business plans, objectives, and expected results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In many cases, such forward-looking statements may be identified by such words as “may”, “should”, “would”, “plan”, “intend”, “expect”, “believe”, “anticipate”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “outlook”, or other similar expressions, words or phrases, or by their context. These statements include statements regarding the industry in which the combined companies will operate, the estimated or anticipated future results and benefits of the combined companies following the transaction, including the likelihood and ability of the parties to successfully consummate the proposed transaction, future synergies and opportunities for the combined companies, and other statements that are not historical facts. These statements are made on the basis of current knowledge and current expectations of F&D management and, by their nature, involve numerous assumptions and uncertainties and are not predictions of actual performance. Nothing set forth herein should be regarded as a representation, warranty, or prediction that F&D or Spartan Surfaces will achieve or are likely to achieve any particular future result. Various factors could cause actual future results, performance or events to differ materially from those described herein. This presentation does not purport to be all-inclusive or to contain all the information that a prospective investor may desire in making an evaluation. Each investor must conduct and rely on its own evaluation, including of the associated risks, in making an investment decision. F&D assumes no obligation to update any information in this Investor Presentation, except as required by law. Some of the risks and uncertainties that may impact future results and performance may include, without limitation: the possibility that closing conditions will not be met or waived; failure to realize the anticipated benefits of the transaction, including as a result of a delay in consummating the transaction or a delay or difficulty in integrating the business of F&D and Spartan Surfaces or in achieving synergies between F&D and Spartan Surfaces; the potential impact of unforeseen liabilities, expenditures, expenses, or financial performance associated with the acquisition; that the acquisition may not be well received by customers or employees of the two companies; that F&D’s current management team has limited experience in addressing the challenges of integrating the management teams, strategies, cultures and organizations of acquired businesses; and the other risks and uncertainties in filings made by F&D from time to time with the SEC and available at www.sec.gov, including, without limitation, F&D’s most recent Form 10-K for 2020 filed with the SEC.

TransactionSpartan Surfaces “Spartan” $90mm of total consideration; $5mm in FND stock & $85mm in cash 20% of consideration in the form of performance based earnout through 2024 Funded through company’s existing cash on hand Expected to close in the second quarter of 2021 Commercial flooring distributor primarily serving the architectural & design (A&D) community, end-users, and commercial flooring contractors >$80mm revenue in 2020 with consistent track record of growth Founder-led culture with consultative sales model and deep customer relationships

Driven by passionate people building long-standing relationships Offers design and specification services of flooring products primarily to the A&D community, end-users, and commercial flooring contractors Innovative problem-solving team approach to offer the most value to commercial clients Scalable platform, which works in different geographies and for different size clients Uniquely positioned in a highly fragmented industry against large and small commercial flooring competitors due to adaptability, strong vendor partners, and a flexible sales model

Founded in 2007 and led by founder and senior management team with deep industry relationships Concentrated in the Northeast, Mid-Atlantic, Southeast, Midwest with a recent expansion into Texas >40 reps in 12 key regions Track record of growth and business expansion 2020 Revenue of >$80mm with above industry growth; 2015-2020 CAGR >20% Consistently profitable 2020 operating margins above FND Minimal capex and working capital investment → high ROIC $13 billion addressable market Primarily sells to A&D community & to end-users; harder for FND to address Key industries: healthcare, multifamily, education, and hospitality Destination for talent due to culture and incentive structure Growth Drivers: Increase sales rep productivity through better/expanded assortment and supply chain Hire more reps in new and existing geographies Improved products at lower cost

We believe the acquisition of Spartan allows us to accelerate our growth plans in the ~$13 billion highly fragmented commercial flooring industry We believe Spartan’s culture aligns with ours and that we can help accelerate their growth with our innovative products while lowering their costs through our unique supply chain

What Floor & Decor Brings to Spartan Access to trend-right products at a lower cost A supply chain that includes 220+ vendors in 24 countries Capital and growth expertise across the US Distribution center and logistics expertise Resources to support faster sales rep expansion What Spartan Brings to Floor & Decor Commercial sales expertise Proven market leadership and track record of growth in A&D and end-user market which represents ~55% of highly fragmented commercial flooring industry Immediate revenue stream with profitable growth Synergies with F&D’s existing Regional Account Managers 6